UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

October 2, 2008 (September 26, 2008)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)       On September 26, 2008, the Compensation Committee (the “Committee”) of Coventry Health Care, Inc. (the “Company”) granted restricted shares of the Company’s common stock to each of its named executive officers, in the amounts reported by each officer on Form 4 pursuant to Section 16 of the Exchange Act of 1934. These grants were made in connection with an overall program designed to retain and motivate management level employees throughout the Company who also received awards of restricted shares.

           The Committee granted the restricted shares to the named executive officers pursuant to restricted stock award agreements between the Company and each officer entered into as of September 26, 2008. As a condition to the grant of the award, each officer was also required to enter into a restrictive covenants agreement with the Company on the September 26, 2008 grant date.

           The Form of Restricted Stock Award Agreement entered into between the Company and each named executive officer contains terms with respect to the lapse of restriction on such restricted shares (which is to occur in four equal annual installments beginning on the first anniversary of the grant date); the acceleration of the lapse of the restrictions on such shares in the event of a change of control, death or disability; and the forfeiture of such shares with restrictions remaining upon the termination of employment.

           The Form of Restrictive Covenants Agreement contains terms requiring the award recipient to comply with covenants regarding nondisclosure of the Company’s confidential information; to refrain from competition with the Company and from soliciting the employment of the Company’s employees and customers for a period of one year following termination of employment; pursuant to a “claw-back” provision, in the event of breach of the nocompetition covenant by the award recipient, to pay to the Company the fair market value of any shares granted pursuant to the restricted stock award agreement with respect to which the restrictions have lapsed within the last 12 months of employment, less any taxes paid with respect to such shares (with fair market value based on the Company’s stock price the date restrictions lapsed); and with respect to the inapplicability of the noncompetition covenant in the event of a change in control of the Company.

           The foregoing summary of the restricted stock award agreement is qualified in its entirety by reference to the Form of Restricted Stock Award Agreement attached to this current report as Exhibit 10.1. The foregoing summary of the restrictive covenants agreement is qualified in its entirety by reference to the Form of Restrictive Covenants Agreement attached to this current report as Exhibit 10.2.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement dated as of September 26, 2008
10.2	Form of Restricted Covenants Agreement dated as of September 26, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ Shawn M. Guertin
Name:	Shawn M. Guertin
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: October 2, 2008